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                                 EXHIBIT 4.5

                             STOCK OPTION AGREEMENT

                         PURSUANT TO THE BESTWAY, INC.

                          INCENTIVE STOCK OPTION PLAN


         This STOCK OPTION AGREEMENT (the "Agreement") is made as of the _____ day of _____________, 1995, by and between BESTWAY, INC., a Delaware corporation (the "Company"), and ________________ ("Employee").


                              W I T N E S S E T H:

         The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by qualified employees and officers of the Company and its affiliates, thereby providing additional incentive for them to continue in the employ of the Company or its affiliates. To that end, an incentive stock option is granted by the Committee to Employee pursuant, and subject, to the Bestway, Inc. Incentive Stock Option Plan (the "Plan") on the following terms and conditions:

                                       I.

                                 Defined Terms

         Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                                      II.

               Shares Optioned, Option Price and Time of Exercise

         Effective as of the date of this Agreement, the Company grants to Employee, subject to the terms and provisions set forth hereinafter and in the Plan, the right and option to purchase all or any part of that number of shares set forth in Exhibit A of the presently authorized but unissued Common Stock, at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option"). The Option shall be an incentive stock option within the meaning of Section 422 of the Code.

         This Agreement shall not be dated, and the Option shall not be considered granted or become exercisable, prior to the date on which Employee delivers to the Company a fully executed counterpart of this Agreement. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule as may be set forth in this Agreement apart from Exhibit A.
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         Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. Once Employee becomes entitled to purchase any of the shares subject to the Option he shall be entitled to purchase such shares at any time thereafter, subject to the others terms and restrictions set forth in this Agreement (including Exhibit
A). No partial exercise of the Option may be for less than 25 full shares unless the remaining shares that have become purchasable are less than 25 shares.

                                      III.

                       Exercise Procedure and Withholding

         Employee shall exercise the Option by notifying the Company of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash.

         The Company will, as soon as is reasonably possible, notify the Employee of the amounts, if any, that must be withheld under federal, state and local law due to exercise of the Option. The Company shall have no obligation to deliver certificates for the shares purchased until any such withholding obligations are satisfied. The Company shall satisfy its withholding obligations by withholding from the shares to be delivered pursuant to the exercise that number of shares of Common Stock (valued at Fair Market Value on the date of withholding) sufficient to satisfy such obligations, subject to such restrictions or procedures as the Committee deems necessary to satisfy Rule 16b-3 promulgated under the Exchange Act.

                                      IV.

                           Termination of Employment

         In the event of the retirement (with the written consent of the Company), or other termination of the employment of, the Employee other than
(a) a termination that is either (i) for Cause or (ii) voluntary on the part of the Employee and without the written consent of the Company, or (b) a termination by reason of death, the Employee may exercise the Option at any time within three months of such retirement or other termination of employment (or within one year after termination of employment due to Disability), but in no event after the Expiration Date in Exhibit A, but only to the extent of the number of shares for which the Option is exercisable by him at the date of the termination of employment. In the event of a termination of the employment of the Employee that is either (i) for Cause or (ii) voluntary on the part of the Employee and without the written consent of the Company, the Option, to the extent not previously exercised, shall forthwith terminate on the date of such termination of employment. Except as may be otherwise provided in this Agreement, the Option granted hereunder shall not be affected by any change of employment so long as Employee continues to be employed by the Company, a Parent or a Subsidiary.





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         "Cause" shall mean (i) the engaging by the Employee in willful, reckless or grossly negligent misconduct which is materially injurious to the Company or any of its affiliates, monetarily or otherwise, (ii) the Employee's conviction of a felony, (iii) a violation by the Employee of any Company policies that occurs after the giving of a written warning regarding a similar violation by an officer or other supervising employee of the Company or (iv) the failure by the Employee to pass any Company-administered drug test. Notwithstanding the foregoing, the Employee shall in no event be deemed to have been terminated for Cause unless and until there shall have been delivered to him a termination notice by the President or the Board of the Company.

         "Disability" shall mean disability within the meaning of Code Section 422(c)(6).

         In the event the Employee dies during, or within three months after the termination of his employment by the Company or a Subsidiary or Parent, the Option (unless it shall have previously terminated) may be exercised (to the extent of the entire number of shares covered by the Option whether or not exercisable by the Employee at the date of his death) by the executor or administrator of the Employee's estate or by the person or persons to whom the Employee shall have transferred the Option by will or by the laws of descent and distribution, at any time within a period of one year after his death, but in no event after the Expiration Date set forth on Exhibit A hereto.

                                       V.

                      Non-Assignability and Term of Option

         The Option shall not be transferable or assignable by the Employee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Employee's lifetime, only by him or, during periods of legal disability, by his legal representative. No Option shall be subject to execution, attachment, or similar process.

         In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will employ Employee for any period of time or in any position or for any particular compensation.

                                      VI.

                    Rights and Duty of Employee as to Stock

         Neither Employee, nor his successor in interest, shall have any of the rights of a shareholder of the Company with respect to the shares for which the Option is exercisable until such shares are properly delivered to the Employee or successor.





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         Employee shall promptly notify the Company within ten (10) days after the Employee disposes of any of the shares prior to the expiration of (i) two years after the Date of Grant set forth on Exhibit A hereto or (ii) one year after the date of exercise of that portion (or portions) of the Option that resulted in the purchase of such shares by Employee. Such notification shall include information giving the date of sale, the number of shares sold and the price at which such shares were sold. In addition to such notification, Employee shall promptly deliver to the Company the amount, if any, which the Committee, in its sole discretion, determines must be withheld under federal, state and local law.

                                      VII.

                                    Notices

         Any notice to be given hereunder shall be in writing and shall be addressed to the Company, in care of the Committee of the Bestway, Inc. Incentive Stock Option Plan, at 7800 Stemmons Freeway, Suite 320, Dallas, Texas 75247; and any notice to be given to Employee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                                     VIII.

                      Successors or Assigns of the Company

         The Option shall be binding upon and shall inure to the benefit of any successor of the Company.

                                      IX.

                                 Miscellaneous

         (a) Incorporation of Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, such terms and provisions shall control in the event of any inconsistency between the Plan and this Agreement.

         (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF TEXAS AND ALL APPLICABLE FEDERAL LAW, EXCEPT TO THE EXTENT THAT IT IMPLICATES MATTERS WHICH ARE THE SUBJECT OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MATTERS SHALL BE GOVERNED BY THE LATTER LAW.





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         (c)     Gender.  References to the masculine herein shall be deemed to include the feminine, wherever appropriate.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Employee as of the date and year first written above.



                                        BESTWAY, INC.




                                        By:_____________________________________
                                        Title:__________________________________




                                        ________________________________________
                                        [signature of Employee]


                                        ________________________________________
                                        [printed name of Employee]

                                        Address of Employee:

                                        ________________________________________
                                        ________________________________________





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
                                   EXHIBIT A

                                     TO THE

                             STOCK OPTION AGREEMENT

                                PURSUANT TO THE

                                 BESTWAY, INC.

                          INCENTIVE STOCK OPTION PLAN



1.       Date of Grant:                        _______________, 1995

2.       Employee:
                                               ___________________________________________________________________________

3.       Number of Shares:                     ___________________  shares of Common Stock

4.       Option Price per Share:               $__________________  [Fair Market Value on Date of Grant]

5.       Exercise Schedule:                    Option is exercisable as to 25% of the shares on the first anniversary of the Date of Grant and is exercisable as to an additional 25% of the shares on each of the second, third and fourth anniversary dates of the Date of
                                               Grant.

6.       Expiration Date:                      ____________________, 2005





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